Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Performance Plus Municipal Fund, Inc.
811-05930

The annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2014; at this meeting the shareholders were asked to vote on the election of Board Members and the approval of an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to March 17, 2014.

Voting results for February 24, 2014 are as follows:

<c>Common & Preferred shares voting
 together as a class
<c>Preferred
shares
To approve an Agreement and Plan of
Reorganization


   For
               4,233,813
                 700
   Against
                  327,781
                    -
   Abstain
                  172,995
                    -
   Broker Non-Votes
               6,532,089
                    -
      Total
             11,266,678
                 700



Proxy materials are herein incorporated by reference to the SEC filing on January 21, 2014, under Conformed Submission Type N-
14 8C, accession number 0000950123-14-014754